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                                                                    EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Directors
Lamar Advertising Company:

We consent to the use of our reports dated March 8, 2005, with respect to the consolidated balance sheets of Lamar Advertising Company and subsidiaries and Lamar Media Corp and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2004, and all related financial statement schedules, management's assessments of the effectiveness of internal control over financial reporting as of December 31, 2004, and the effectiveness of internal control over financial reporting as of December 31, 2004, incorporated herein by reference. Our reports with respect to the consolidated financial statements refer to the adoption of Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations", on January 1, 2003.


                                                  /s/ KPMG LLP

New Orleans, Louisiana
December 12, 2005